                                 LYDALL, INC.
                                 Exhibit 11.1

        Schedule of Computation of Weighted Average Shares Outstanding

                                                     Years ended
                                                     December 31,
                                                ----------------------
In thousands                                    1994     1993     1992
                                                ----     ----     ----
Primary
- -------

    Weighted average number of
      common shares                            8,319    8,219    7,963

    Additional shares assuming
      conversion of stock options
      and warrants                               657      572      747
                                               -----    -----    -----
    Weighted average common shares
      and equivalents outstanding              8,976    8,791    8,710
                                               -----    -----    -----

Fully Diluted
- -------------

    Weighted average number of
      common shares                            8,319    8,219    7,963

    Additional shares assuming
      conversion of stock options
      and warrants                               667      573      753
                                               -----    -----    -----
    Weighted average common                    8,986    8,792    8,716
                                               -----    -----    -----

1992 has been restated to reflect a three-for-two stock split distributed in September 1993.